EXHIBIT 10.1

                         EMPLOYMENT ARRANGEMENT WITH
                            EDWARD P. LOOMIS JR.


      On or about August 2, 2005, Edward P. Loomis Jr. was elected interim President and Chief Executive Officer of Rivoli Bancorp, Inc. (the "Company") by its Board of Directors. Under the terms of his employment arrangement with the Company, Mr. Loomis shall receive a base salary of $12,600 per month with no other benefits. Currently, the Company does not have a written employment agreement with Mr. Loomis.